Allianz Life Insurance Company of North America
1750 Hennepin Avenue                                         (Allianz Logo)
Minneapolis, MN 55403-2195


                               A Stock Company


This is a legal Contract between the Contract Owner (referred to in this Contract as you and your) and Allianz Life Insurance Company of North America (herein referred to as we, us and our). We will make Annuity Payments as set forth in this Contract beginning on the Income Date.

This Contract is issued in consideration of the payment of the initial Purchase Payment.

                         READ YOUR CONTRACT CAREFULLY


RIGHT TO EXAMINE: THIS CONTRACT MAY BE RETURNED WITHIN 10 DAYS AFTER YOU RECEIVE IT. IT CAN BE MAILED OR DELIVERED TO EITHER US OR THE AGENT WHO SOLD IT. RETURN OF THIS CONTRACT BY MAIL IS EFFECTIVE ON BEING
POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. THE RETURNED CONTRACT WILL BE TREATED AS IF WE HAD NEVER ISSUED IT. WE WILL PROMPTLY REFUND
THE CONTRACT VALUE IN STATES WHERE PERMITTED. THIS MAY BE MORE OR LESS THAN THE PURCHASE PAYMENTS. WE HAVE THE RIGHT TO ALLOCATE PAYMENTS TO THE MONEY MARKET FUND UNTIL THE EXPIRATION OF THE RIGHT TO EXAMINE PERIOD. IF WE
SO ALLOCATE PAYMENTS, WE WILL REFUND THE GREATER OF THE PURCHASE PAYMENTS, LESS ANY SURRENDERS, OR THE CONTRACT VALUE.


Benefits available under this Contract are not less than those required by statute of the state in which this Contract is delivered.



This is a Variable Annuity Contract with Annuity Payments and Contract Values increasing or decreasing depending on the experience of the Variable Account which is set forth in the Contract Schedule.

Signed for Allianz Life Insurance Company of North America by:


         /s/ Alan A Grove                    /s/Lowell C. Anderson
     Vice President and Secretary   Chairman of the Board, President, and CEO




                 INDIVIDUAL FLEXIBLE PAYMENT VARIABLE ANNUITY
                                NON-PARTICIPATING

                               TABLE OF CONTENTS

RIGHT TO EXAMINE......................................................1
CONTRACT SCHEDULE.....................................................i
DEFINITIONS...........................................................2
PURCHASE PAYMENTS.....................................................4
      PURCHASE PAYMENTS...............................................4
      CHANGE IN PURCHASE PAYMENTS.....................................4
      NO DEFAULT......................................................4
      ALLOCATION OF PURCHASE PAYMENTS.................................4
VARIABLE ACCOUNT......................................................4
      THE VARIABLE ACCOUNT............................................4
      VALUATION OF ASSETS.............................................5
      ACCUMULATION UNITS..............................................5
      ACCUMULATION UNIT VALUE.........................................5
      NET INVESTMENT FACTOR...........................................5
      MORTALITY AND EXPENSE RISK CHARGE...............................5
      ADMINISTRATIVE CHARGE...........................................5
      DISTRIBUTION EXPENSE CHARGE.....................................6
      MORTALITY AND EXPENSE GUARANTEE.................................6
CONTRACT VALUE........................................................6
CONTRACT MAINTENANCE CHARGE...........................................6
SURRENDER PROVISIONS..................................................6
      SURRENDERS......................................................7
      CONTINGENT DEFERRED SALES CHARGE................................7
PROCEEDS PAYABLE ON DEATH.............................................7
      DEATH OF CONTRACT OWNER DURING THE ACCUMULATION PERIOD..........8
      DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD.............8
      DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD............8
      DEATH OF CONTRACT OWNER DURING THE ANNUITY PERIOD...............8
      DEATH OF ANNUITANT..............................................8
      PAYMENT OF DEATH BENEFIT........................................8
      BENEFICIARY.....................................................9
      CHANGE OF BENEFICIARY...........................................9
SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION..........................9
CONTRACT OWNER, ANNUITANT, ASSIGNMENT PROVISIONS.....................10
     CONTRACT OWNER..................................................10
     JOINT OWNER.....................................................10
     ANNUITANT.......................................................10
     ASSIGNMENT OF A CONTRACT........................................10
ANNUITY PROVISIONS...................................................11
      GENERAL........................................................11
      INCOME DATE....................................................11
      SELECTION OF AN ANNUITY OPTION.................................11
      ANNUITY OPTIONS................................................11
          OPTION 1 - LIFE ANNUITY....................................11
          OPTION 2 - LIFE ANNUITY WITH 120 OR 240 MONTHLY ANNUITY
          PAYMENTS GUARANTEED........................................11
          OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY.................11
          OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH
          120 OR 240 MONTHLY ANNUITY PAYMENTS GUARANTEED.............11
          OPTION 5 - REFUND LIFE ANNUITY.............................12
      ANNUITY........................................................12
      FIXED ANNUITY..................................................12
      VARIABLE ANNUITY...............................................15
GENERAL PROVISIONS...................................................18
      THE CONTRACT...................................................18
      NON-PARTICIPATING IN SURPLUS...................................18
      INCONTESTABILITY...............................................18
      MISSTATEMENT OF AGE OR SEX.....................................18
      CONTRACT SETTLEMENT............................................18
      REPORTS........................................................18
      TAXES..........................................................18
      EVIDENCE OF SURVIVAL...........................................18
      PROTECTION OF PROCEEDS.........................................18
      MODIFICATION OF CONTRACT.......................................18

vi
S30092 (5-00)
                                                 CONTRACT SCHEDULE

CONTRACT OWNER:                [John Doe]                     CONTRACT NUMBER:               [DA687456]

JOINT OWNER:                   [Jane Doe]                     ISSUE DATE:                    [04/15/96]

ANNUITANT:                     [John Doe]                     INCOME DATE:                   [04/15/06]

PURCHASE PAYMENTS:

         INITIAL PURCHASE PAYMENT:                   [Non-Qualified:  $5,000 or $2,000  if you have  selected  AIP;
                                                     Qualified:  $2,000.  Lower  amounts may be  accepted  with our prior approval.]

         MINIMUM SUBSEQUENT
                  PURCHASE PAYMENT:                  [$250 or $100 if you have selected AIP]

         MAXIMUM TOTAL
                  PURCHASE PAYMENTS:                 [$1million;  higher  amounts  may be  accepted  with our prior approval]

         ALLOCATION GUIDELINES:

1.   [1. Currently, you can select all of the Funds and the Fixed Account.

2.   If allocations are made in percentages, whole numbers must be used.

3. If the initial Purchase Payment and the forms required to issue a Contract are in good order, the initial Purchase Payment and any applicable bonus will be credited to your Contract within two (2) business days after receipt at the Service Center. Additional Purchase Payments and any applicable bonus will be credited to your Contract as of the Valuation
     Period when they are received in good order.]

VARIABLE ACCOUNT: [Allianz Life Variable Account B]

ELIGIBLE INVESTMENTS:

[Valuemark Investment Options]

         [AIM V.I. GROWTH]
         [ALGER AMERICAN GROWTH]
         [ALGER AMERICAN LEVERAGED ALLCAP]
         [FRANKLIN AGGRESSIVE GROWTH SECURITIES]
         [FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
         [FRANKLIN GLOBAL HEALTH CARE SECURITIES]
         [FRANKLIN GROWTH AND INCOME SECURITIES]
         [FRANKLIN HIGH INCOME]
         [FRANKLIN INCOME SECURITIES]
         [FRANKLIN LARGE CAP GROWTH SECURITIES]
         [FRANKLIN MONEY MARKET]
         [FRANKLIN NATURAL RESOURCES]
         [FRANKLIN REAL ESTATE]
         [FRANKLIN RISING DIVIDENDS SECURITIES]
         [FRANKLIN S&P 500 INDEX]
         [FRANKLIN SMALL CAP]
         [FRANKLIN TECHNOLOGY SECURITIES]
         [FRANKLIN U.S. GOVERNMENT SECURITIES]
         [FRANKLIN VALUE SECURITIES]
         [FRANKLIN ZERO COUPON FUND 2000]
         [FRANKLIN ZERO COUPON FUND  2005]
         [FRANKLIN ZERO COUPON FUND 2010]
         [MUTUAL DISCOVERY SECURITIES]
         [MUTUAL SHARES SECURITIES]
         [TEMPLETON ASSET STRATEGY]
         [TEMPLETON DEVELOPING MARKETS SECURITIES]
         [TEMPLETON GLOBAL INCOME SECURITIES]
         [TEMPLETON GROWTH SECURITIES]
         [TEMPLETON INTERNATIONAL SECURITIES]
         [TEMPLETON INTERNATIONAL SMALLER COMPANIES]
         [TEMPLETON PACIFIC GROWTH SECURITIES]
         [USALLIANZ VIP DIVERSIFIED ASSETS]
         [USALLIANZ VIP FIXED INCOME]
         [USALLIANZ VIP GROWTH]

[Allianz Life General Account]

[ALLIANZ LIFE FIXED ACCOUNT]

[IMMEDIATE BONUS RATE:]                 [3.5%]

[If this bonus option is selected,  we will credit this rate on all initial and subsequent  Purchase  Payments made to the  Contract  within 6 months  after the  Issue  Date of the  Contract.  After 6 months  from the  Issue  Date, subsequent Purchase Payments will not be credited with the Immediate Bonus.]

[LOYALTY BONUS RATE:]                   [3.25%]

[If this  bonus  option  is  selected  prior to the 7th  Contract  Anniversary,  we will  credit a bonus on the 7th
Contract Anniversary equal to the above percentage of Contract Value.]

[LOYALTY BONUS VESTING SCHEDULE (DEATH BENEFIT ONLY):]

1.       [Up through 12 completed months from the 7th Contract Anniversary - 0%;

2.       At least 12 completed months from the 7th Contract Anniversary - 100%.]





[LOYALTY BONUS VESTING SCHEDULE (APPLICABLE FOR SURRENDER OR ANNUITIZATION):]

1.       [Up through 60 completed months from the 7th Contract Anniversary - 0%;

2.       At least 60 completed months from the 7th Contract Anniversary - 100%.]

MORTALITY AND EXPENSE RISK CHARGE:

----------------------------------------------------------------------------------------------------------------------
[If the Contract Owner elects the Immediate  Bonus and/or Loyalty Bonus,  and/or GMIB, or none of these options,  the following Mortality and Expense Risk Charges apply to the Contract during the Accumulation Period.

During the Accumulation  Period,  the Mortality and Expense Risk Charge is equal on an annual basis to the percentage charge as specified in the chart below, of the average daily net asset value of the Variable Account.

----------------------------------------------------------------------------------------------------------------------
--------------------------------------- ------------------------- -------------------------- -------------------------
        Bonus and GMIB Options                 Years 1-7                 Years 8-12               After 12 years
--------------------------------------- ------------------------- -------------------------- -------------------------
--------------------------------------- ------------------------- -------------------------- -------------------------
Immediate Bonus (only)                           1.84%                      1.34%                     1.34%
--------------------------------------- ------------------------- -------------------------- -------------------------
--------------------------------------- ------------------------- -------------------------- -------------------------
Loyalty Bonus (only)                             1.34%                      1.84%                     1.34%
--------------------------------------- ------------------------- -------------------------- -------------------------
--------------------------------------- ------------------------- -------------------------- -------------------------
Immediate & Loyalty Bonus
                                                 1.84%                      1.84%                     1.34%
--------------------------------------- ------------------------- -------------------------- -------------------------
--------------------------------------- ------------------------- -------------------------- -------------------------
GMIB (only)                                      1.64%                      1.64%                     1.64%
--------------------------------------- ------------------------- -------------------------- -------------------------
--------------------------------------- ------------------------- -------------------------- -------------------------
GMIB & Loyalty Bonus
                                                 1.64%                      2.14%                     1.64%
--------------------------------------- ------------------------- -------------------------- -------------------------
--------------------------------------- ------------------------- -------------------------- -------------------------
GMIB & Immediate Bonus
                                                 2.14%                      1.64%                     1.64%
--------------------------------------- ------------------------- -------------------------- -------------------------
 ------------------------------------- ------------------------- -------------------------- -------------------------
GMIB, Immediate & Loyalty Bonus
                                                 2.14%                      2.14%                     1.64%
--------------------------------------- ------------------------- -------------------------- -------------------------
--------------------------------------- ------------------------- -------------------------- -------------------------
None of these options are selected
                                                 1.34%                      1.34%                     1.34%]
--------------------------------------- ------------------------- -------------------------- -------------------------

During the Annuity  Period,  the  Mortality  and Expense Risk Charge will be equal on an annual basis to [1.25%] of the average daily net asset value of the Variable Account regardless if any of the options are elected.

ADMINISTRATIVE  CHARGE:  Equal on an annual  basis to [.15%] of the average  daily net asset value of the  Variable
Account.

DISTRIBUTION EXPENSE CHARGE:        [None]

CONTRACT  MAINTENANCE  CHARGE:  The Contract  Maintenance  Charge is currently  [$30.00]  each Contract  Year.  The
Contract  Maintenance  Charge will be deducted  from the Contract  Value on each  Contract  Anniversary  while this
Contract is in force.  However,  during the Accumulation  Period, if your Contract Value on a Contract  Anniversary is at least  [$50,000],  then no Contract  Maintenance  Charge is deducted.  If a total  surrender is made on other than a Contract  Anniversary  and your Contract Value for the Valuation  Period during which the total surrender is made is less than  [$50,000],  the full  Contract  Maintenance  Charge  will be  deducted  at the time of the total surrender.  The Contract  Maintenance  Charge will be deducted  from the Funds [and the Fixed  Account] in the same proportion  that the amount of the Contract  Value in each Fund [and/or Fixed  Account] bears to the total Contract
Value.  During the Annuity  Period,  the Contract  Maintenance  Charge will be collected pro rata from each Annuity
Payment.  In the event you own more than one Contract,  we will  determine the total  Contract Value for all of the
Contracts.  If the  total  Contract  Value is at least  [$50,000],  we will not  assess  the  Contract  Maintenance
Charge.  If the  Contract  Owner  is not a  natural  person,  we will  look to the  Annuitant  in  determining  the foregoing.

TRANSFERS:

         NUMBER OF FREE  TRANSFERS  PERMITTED:  Currently,  there are no limits on the number of transfers that can be made.  We reserve the right to change  this,  but you will always be allowed at least 3 free  transfers in any Contract Year.  Currently,  you are allowed 12 free  transfers each Contract Year.  This applies to transfers prior to and after the Income Date.

         TRANSFER  FEE:  For each  transfer in excess of the Free  Transfers  Permitted,  the  Transfer  Fee is the
         lesser  of  [$25] or 2% of the  amount  transferred.  Transfers  made at the end of the  Right to  Examine period by us and any  transfers  made  pursuant to a regularly  scheduled  transfer will not be counted in determining the application of the Transfer Fee.

         MINIMUM AMOUNT TO BE  TRANSFERRED:  [$1,000 (from any Fund or the Fixed  Account) or your entire  interest in the Fund or the Fixed  Account,  if less.] This  requirement is waived if the transfer is pursuant to a pre-scheduled transfer.

SURRENDERS:

         CONTINGENT  DEFERRED  SALES  CHARGE:  A  Contingent  Deferred  Sales Charge is assessed  against  Purchase
         Payments  withdrawn.  The Charge is  calculated  at the time of each  surrender.  For partial  surrenders, the Charge is deducted  from the  remaining  Contract  Value and is deducted from the Funds [and the Fixed
         Account] in the same  proportion  that the amount of surrender  from the Fund [or Fixed  Account] bears to the total of the partial  surrender.  The  Contingent  Deferred  Sales  Charge is based upon the length of the time from  receipt  of the  Purchase  Payment.  Surrenders  are  deemed  to have come from the  oldest
         Purchase  Payments  first.  Each Purchase  Payment is tracked as to its date of receipt and the Contingent
         Deferred Sales Charges are determined in accordance with the following.

         [CONTINGENT  DEFERRED SALES CHARGE SCHEDULE FOR CONTRACTS  ISSUED WITHOUT THE IMMEDIATE BONUS: If you did
         not select the Immediate  Bonus,  the following  Contingent  Deferred Sales Charge  Schedule will apply to the entire Contract:

                             ---------------------------------- ---------------------------
                              Number of Completed Years from              Charge
                                          Receipt
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             0                              6%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             1                              6%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             2                              6%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             3                              5%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             4                              4%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             5                              3%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             6                              2%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                      7 years or more                      0%]
                             ---------------------------------- ---------------------------

         [CONTINGENT  DEFERRED  SALES  CHARGE  SCHEDULE  FOR  CONTRACTS  ISSUED WITH THE  IMMEDIATE  BONUS:  If you
         selected the Immediate  Bonus, the following  Contingent  Deferred Sales Charge Schedule will apply to the entire Contract:

                             ---------------------------------- ---------------------------
                              Number of Completed Years from              Charge
                                          Receipt
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             0                             9.5%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             1                             9.5%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             2                             9.0%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             3                             7.5%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             4                             6.0%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             5                             4.5%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                             6                             3.0%
                             ---------------------------------- ---------------------------
                             ---------------------------------- ---------------------------
                                      7 years or more                     0%]
                             ---------------------------------- ---------------------------

         FREE SURRENDER  AMOUNT:  [Each Contract Year after the first  Contract  Year, on a  non-cumulative  basis, you can withdraw  amounts from the Contract  Value without  incurring a Contingent  Deferred Sales Charge.
         The amount not subject to the  Contingent  Deferred  Sales Charge is 15% of the Contract  Value,  less any previous Free Surrender Amount withdrawn during that Contract Year. ]

         [If your Contract Value is $25,000 or more you can elect the Systematic  Withdrawal  Option in lieu of the
         Free Surrender  Option  described  above.  Systematic  Withdrawals are available on a monthly or quarterly basis if your Contract  Value is $25,000 or more.  The total of Systematic  Withdrawals in a Contract Year which can be made  without  incurring a Contingent  Deferred  Sales Charge is limited to not more than 15%
         of the  Contract  Value  determined  on the last  Valuation  Date prior to the  receipt of the  Systematic
         Withdrawal  Option  request.  There is no limit to the amount or percentage of the  Systematic  Withdrawal if your  Purchase  Payments  are no longer  subject to a Contingent  Deferred  Sales  Charge.  If you have elected the Systematic  Withdrawal  Option,  any additional  surrenders  will be subject to any applicable
         Contingent  Deferred  Sales  Charge.  We reserve  the right to modify the  eligibility  rules at any time, without notice.]

         [If you have a Qualified  Contract and your Contract  Value is $25,000 or more,  you can elect the Minimum
         Distribution  Program with  respect to your  Contract.  Surrenders  will be made on a monthly or quarterly basis and will not be subject to a Contingent  Deferred  Sales  Charge.  Such payments will be designed to meet the applicable minimum  distribution  requirements  imposed by the Internal Revenue Code on Qualified
         Contracts.  Withdrawals from your Qualified Contract pursuant to the Minimum  Distribution  Program are in lieu of the Free Surrender Amount described above. If you have elected the Minimum  Distribution  Program, any additional surrenders will be subject to any applicable Contingent Deferred Sales Charge.]

         MINIMUM PARTIAL SURRENDER:                       [$500]

         MINIMUM CONTRACT VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL SURRENDER:     [$2,000]

FIXED ACCOUNT INITIAL RATE:                 [X%]

         We guarantee this rate for one year from the Issue Date.

RIDERS ATTACHED TO THIS CONTRACT:

         [Charitable Remainder Trust Endorsement]
         [Declared Interest Rate Fixed Account Endorsement]
         [Enhanced Death Benefit Endorsement]
         [Enhanced Death Benefit Endorsement Option 2]
         [Group Pension Plan Death Benefit Endorsement]
         [Guaranteed Minimum Income Benefit Endorsement]
         [Guaranteed Minimum Income Benefit Endorsement Option 2]
         [Immediate Bonus Endorsement]
         [Individual Retirement Annuity Endorsement]
         [Loyalty Bonus Endorsement]
         [Pension Plan and Profit Sharing Plan Endorsement]
         [Roth Individual Retirement Annuity Endorsement]
         [Service Center Endorsement]
         [Unisex Endorsement]
         [Waiver of Contingent Deferred Sales Charge Endorsement]
         [403 (b) Endorsement]

SERVICE OFFICE:

         [USALLIANZ] SERVICE CENTER
         [300 Berwyn Park
         P.O. Box 3031
         Berwyn, PA 19312-0031
         800-624-0197]



                                DEFINITIONS

ACCUMULATION UNIT: An accounting unit of measure used to calculate the Contract Value prior to the Income Date.

ACCUMULATION PERIOD: The period prior to the Income Date during which you can make Purchase Payments.

ADJUSTED CONTRACT VALUE: The Contract Value less any applicable Premium Tax. This amount is applied to the applicable Annuity Table to determine the initial Annuity Payment.

AGE:  Age last birthday unless otherwise specified.

ANNUITANT: The natural person upon whose continuation of life any Annuity Payment involving life contingencies depends. You may change the Annuitant at any time prior to the Income Date unless the Contract Owner is a non-individual. On or after the Income Date, any reference to Annuitant shall also include any Joint Annuitant.

ANNUITY  OPTION:    An arrangement under which Annuity Payments are made under this Contract.

ANNUITY PAYMENTS: The series of payments made to you or any named payee after the Income Date under the Annuity Option selected.

ANNUITY PERIOD: The period of time beginning on the Income Date during which Annuity Payments are made.

ANNUITY RESERVE: The assets which support the Annuity Option you have selected during the Annuity Period.

ANNUITY UNIT: An accounting unit of measure used to calculate Annuity Payments after the Income Date.

AUTHORIZED  REQUEST:   A request, in a form satisfactory to the Company, which
is received by the Valuemark Service Center.

BENEFICIARY:   The person(s) or entity(ies) who will receive any death benefit payable under this Contract.

COMPANY:  Allianz Life Insurance Company of North America.

CONTRACT ANNIVERSARY:  An anniversary of the Issue Date of this Contract.

CONTRACT OWNER: The person(s) or entity(ies) entitled to the ownership rights stated in this Contract. If Joint Owners are named, all references to Contract Owner shall mean the Joint Owners.

CONTRACT SURRENDER VALUE: The Contract Value less any applicable Premium Tax, less any Contingent Deferred Sales Charge and less any applicable Contract Maintenance Charge.

CONTRACT VALUE: The dollar value as of any Valuation Date of all amounts accumulated under this Contract.

CONTRACT  YEAR:    Any  period of twelve (12) months commencing with the Issue
Date and each Contract Anniversary thereafter.

ELIGIBLE INVESTMENT(S): Those investments available under the Contract. Current Eligible Investments are shown on the Contract Schedule.

FUND:    A  segment of an Eligible Investment which constitutes a separate and distinct class of interests under an Eligible Investment.

GENERAL ACCOUNT: Our general investment account which contains all the assets of the Company with the exception of the Variable Account and other segregated asset accounts.

INCOME DATE:  The date on which Annuity Payments are to begin.

ISSUE DATE: The date shown on the Contract Schedule on which the first Contract Year begins.

JOINT OWNER: If there is more than one Contract Owner, each Contract Owner shall be a Joint Owner of the Contract. Joint Owners have equal ownership rights and must both authorize any exercising of those ownership rights unless otherwise allowed by us. Any Joint Owner must be the spouse of the other Contract Owner.

PREMIUM  TAX:   Any premium taxes owed to any governmental entity and assessed against Purchase Payments or Contract Value.

PURCHASE PAYMENT:  A payment made toward this Contract.

SUB-ACCOUNT: Variable Account assets are divided into Sub-Accounts. Assets of each Sub-Account will be invested in shares of an Eligible Investment or Fund. In this Contract, "Fund" may also refer to the Sub-Accounts from which the Fund investment is made.

VALUATION  DATE:    The  Variable Account will be valued each day that the New
York Stock Exchange is open for trading.

VALUATION  PERIOD:   The period commencing at the close of business of the New
York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VALUEMARK  SERVICE  CENTER:   The office indicated on the Contract Schedule of
this Contract to which notices, requests and Purchase Payments must be sent. All sums payable to us under the Contract are payable only at the Valuemark Service Center.

VARIABLE  ACCOUNT:   A separate account maintained by us in which a portion of
our assets has been allocated for this and certain other contracts. It has been designated on the Contract Schedule.

                      PURCHASE  PAYMENTS

PURCHASE PAYMENTS: Purchase Payments are payable according to the frequency and in the amount selected by you. The initial Purchase Payment is due on the Issue Date. We reserve the right to decline any Purchase Payment. The Minimum Subsequent Purchase Payment and the Maximum Total Purchase Payments allowed are shown on the Contract Schedule.

CHANGE IN PURCHASE PAYMENTS: You may elect to increase or decrease or to change the frequency of Purchase Payments.

NO DEFAULT:    Unless surrendered, this Contract remains in force and will not be in default if no additional Purchase Payments are made.

ALLOCATION OF PURCHASE PAYMENTS: Purchase Payments are allocated to one or more of the Funds of the Variable Account in accordance with your selection. The allocation of the initial Purchase Payment is made in accordance with your selection made at the Issue Date. Unless you inform us otherwise, subsequent Purchase Payments are allocated in the same manner as the
initial Purchase Payment.   However, the Company has reserved the right to
allocate the initial Purchase Payment to the Money Market Fund until the expiration of the Right to Examine period. All allocations of Purchase Payments are subject to the Allocation Guidelines shown on the Contract Schedule. We guarantee that you will be allowed to select at least five Funds for allocation of Purchase Payments.

                         VARIABLE ACCOUNT

THE VARIABLE ACCOUNT: The Variable Account is designated on the Contract Schedule. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Account, equal to reserves and other liabilities of your Contract and those of other Contract Owners, will not be charged with liabilities arising out of any other business we may conduct.

The Variable Account assets are divided into Funds. The Funds which are available under this Contract are listed on the Contract Schedule. The assets of the Fund are allocated to the Eligible Investments (and/or the Funds, if any, within an Eligible Investment) shown on the Contract Schedule. We may add additional Eligible Investments or Funds to those shown. You may be permitted to transfer your Contract Value or allocate Purchase Payments to the additional Fund(s). However, the right to make such transfers or allocations will be limited by any terms and conditions we may impose.

Should the shares of any Eligible Investment(s), or any Fund(s) within an Eligible Investment, become unavailable for investment by the Variable Account, or our Board of Directors deems further investment in the shares inappropriate, we may limit further purchase of such shares or substitute shares of another Eligible Investment or Fund for shares already purchased.

VALUATION OF ASSETS: Assets of Eligible Investments within each Fund will be valued at their net asset value on each Valuation Date.

ACCUMULATION UNITS:   Accumulation Units shall be used to account for all
amounts allocated to or withdrawn from the Funds of the Variable Account as a result of Purchase Payments, surrenders, transfers, or fees and charges. We will determine the number of Accumulation Units of a Sub-Account purchased or canceled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-Account by the dollar value of one Accumulation Unit of the Sub-Account as of the end of the Valuation Period during which the transaction is processed at the Valuemark Service Center.

ACCUMULATION UNIT VALUE: The Accumulation Unit Value for each Fund was arbitrarily set initially at $10. Subsequent Accumulation Unit Values for each Fund are determined by multiplying the Accumulation Unit Value for the immediately preceding Valuation Period by the Net Investment Factor for the Fund for the current period.

The Accumulation Unit value may increase or decrease from Valuation Period to Valuation Period.

NET INVESTMENT FACTOR: The Net Investment Factor for each Fund is determined by dividing A by B and multiplying by (1 - C) where:

     A is (i) the net asset value per share of the Eligible Investment or the Fund of an Eligible Investment held by the Fund at the end of the current Valuation Period; plus

           (ii) any dividend or capital gains per share declared on behalf of such Eligible Investment or Fund that has an ex-dividend date within the current Valuation Period.

    B is the net asset value per share of the Eligible Investment or Fund held by the Fund for the immediately preceding Valuation Period.

    C is (i) the Valuation Period equivalent of the daily Mortality and Expense Risk Charge, for the Administrative Charge and for the Distribution Expense Charge, if any, which are shown on the Contract Schedule; plus

           (ii) a charge factor, if any, for any taxes or any tax reserve we have established as a result of the operation or maintenance of the Fund.

MORTALITY AND  EXPENSE  RISK  CHARGE:   Each Valuation Period, we deduct a
Mortality and Expense Risk Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Mortality and Expense Risk Charge compensates us for assuming the mortality and expense risks under this Contract.

ADMINISTRATIVE CHARGE: Each Valuation Period, we deduct an Administrative Charge from the Variable Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Administrative Charge compensates us for the costs associated with the administration of this Contract and the Variable Account.

DISTRIBUTION EXPENSE CHARGE: Each Valuation Period, we deduct a Distribution Expense Charge from the Separate Account which is equal, on an annual basis, to the amount shown on the Contract Schedule. The Distribution Expense Charge compensates the Company for costs associated with the distribution of Contracts.

MORTALITY AND EXPENSE GUARANTEE: We guarantee that the dollar amount of each annuity payment after the first will not be affected by variations in mortality or expense experience.

                               CONTRACT VALUE

The Contract Value for any Valuation Period is equal to the total dollar value accumulated under this Contract. The Contract Value in a Fund of the Variable Account is determined by multiplying the number of Accumulation Units allocated to the Contract Value for the Fund by the Accumulation Unit Value. Purchase Payments, surrenders and transfers from or to a Fund will result in the addition of or the cancellation of Accumulation Units in a Fund.

                          CONTRACT MAINTENANCE CHARGE

We deduct an annual Contract Maintenance Charge shown on the Contract Schedule. Prior to the Income Date, this will be deducted from the Contract Value by canceling Accumulation Units to reimburse us for expenses relating to maintenance of this Contract. The number of Accumulation Units to be canceled will be from each applicable Fund is the ratio that the value of each Fund bears to the total Contract Value.

                               TRANSFERS

You may transfer all or a part of your interest in a Fund to another Fund. We reserve the right to charge for transfers if there are more than the number of free transfers shown on the Contract Schedule. All transfers are subject to the following:

1. The deduction of any Transfer Fee that may be imposed as shown on the Contract Schedule. The Transfer Fee will be deducted from the Fund from which the transfer is made. If the entire amount in the Fund is transferred, then the Transfer Fee will be deducted from the amount transferred. If there are multiple source Funds, it will be treated as a single transfer. Any Transfer Fee will be deducted proportionally from the source Funds if less than the entire amount in the Fund is transferred.

2. We reserve the right to limit transfers until the expiration of the Right to Examine period.

3.  The minimum amount which can be transferred is shown on the Contract
    Schedule.

4. No transfer will be effective within seven calendar days prior to the date on which the first Annuity Payment is due.

5.  Any transfer direction must clearly specify:

    a. the amount which is to be transferred; and

    b. the Funds which are to be affected.

6. After the Income Date, transfers may not be made from a fixed annuity option to a variable annuity option.

7. After the Income Date, you can make at least one transfer from a variable annuity option to a fixed annuity option. The number of Annuity Units canceled from the variable annuity option will be equal in value to the amount of the Annuity Reserve transferred out of the Variable Account. The amount transferred will purchase fixed annuity payments under the Annuity Option in effect and based on the age and sex of the Annuitant at the time of the transfer where allowed.

8. We reserve the right to establish policies that limit or discourage excessive trading that may be disruptive to the Fund, which may result in limitations being placed on the Contract Owner's right to make transfers.


9. We reserve the right at any time and without prior notice to any party to modify the transfer provisions described above. However, if we do modify these provisions we guarantee that they will not be any more restrictive than the above.

If you elect to use this transfer privilege, we will not be liable for transfers made in accordance with your instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Valuemark Service Center.

                          SURRENDER PROVISIONS

SURRENDERS: During the Accumulation Period, you may, upon Authorized Request, make a total or partial surrender of the Contract Surrender Value. Surrenders will result in the cancellation of Accumulation Units from each Fund in the ratio that the value of each Fund bears to the total Contract Value. You must specify, by Authorized Request, which Accumulation Units are to be canceled if other than the above mentioned method of cancellation is desired.

The Company will pay the amount of any surrender from the Variable Account within seven (7) days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial surrender must be for an amount which is not less than the amount shown on the Contract Schedule. The minimum Contract Value which must remain in the Contract after a partial surrender is shown on the Contract Schedule.

CONTINGENT DEFERRED SALES CHARGE: Upon a surrender of Contract Value a Contingent Deferred Sales Charge as set forth on the Contract Schedule be assessed. Under certain circumstances, we allow surrenders without the Contingent Deferred Sales Charge as set forth on the Contract Schedule.

                         PROCEEDS PAYABLE ON DEATH

DEATH OF CONTRACT OWNER DURING THE ACCUMULATION PERIOD: Upon the death of the Contract Owner, or any Joint Owner, during the Accumulation Period, the death benefit will be paid to the Beneficiary(ies) designated by the Contract Owner. Upon the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD: The death benefit will be the Adjusted Contract Value determined as of the end of the Valuation Period during which the Company receives both due proof of death and an election for the payment method.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD: Beneficiary may request that the death benefit be paid under one of the Death Benefit Options below. In addition, if the Beneficiary is the spouse of the Contract Owner, he or she may elect to continue the Contract in his or her own name and exercise all the Contract Owner's rights under the Contract. In this event, the Contract Value for the Valuation Period during which this election is implemented will be adjusted to equal the death benefit.

     Option A - lump sum payment of the death benefit; or

     Option B - the payment of the entire death benefit within 5 years of the date of the death of the Contract Owner or any Joint Owner; or

     Option C - payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Contract Owner or any Joint Owner.

Any portion of the death benefit not applied under Option C within one year of the date of the Contract Owners' death, must be distributed within five years of the date of death.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period beginning with the date of receipt of proof of death.

DEATH OF CONTRACT OWNER DURING THE ANNUITY PERIOD: If you, or any Joint Owner, dies during the Annuity Period, and you are not an Annuitant, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Contract Owner's death. Upon your death during the Annuity Period, the Beneficiary becomes the Contract Owner.

DEATH OF ANNUITANT: Upon the death of an Annuitant, who is not the Contract Owner, during the Accumulation Period, you may designate a new Annuitant, subject to our underwriting rules then in effect. If no designation is made within 30 days of the death of the Annuitant, you will become the Annuitant. If the Contract Owner is a non-individual, the death of the Annuitant will be treated as the death of the Contract Owner and a new Annuitant may not be designated.

Upon the death of the Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

   1.  a certified death certificate; or

   2. a certified decree of a court of competent jurisdiction as to the finding of death; or

   3.  any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY: The Beneficiary designation in effect on the Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at your death.

Unless you provide otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

   1. to the primary Beneficiary(ies) who survive you and/or the Annuitant's death, as applicable; or if there are none

   2. to the contingent Beneficiary(ies) who survive you and/or the Annuitant's death, as applicable; or if there are none

   3.  to your estate.

CHANGE OF BENEFICIARY: Subject to the rights of any irrevocable Beneficiary(ies),you may change the primary Beneficiary(ies) or contingent Beneficiary(ies). A change may be made by Authorized Request. The change will take effect as of the date the Authorized Request is signed. The Company will not be liable for any payment made or action taken before it records the change.

                     SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments from the Variable Account for a surrender or transfer for any period when:
   1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

   2.  trading on the New York Stock Exchange is restricted;

   3. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

   4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Contract Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

               CONTRACT OWNER, ANNUITANT, ASSIGNMENT PROVISIONS

CONTRACT OWNER:  As  the Contract Owner you have all the interest and rights
under this Contract.    The  Contract Owner is the person designated as such
on the Issue Date, unless changed.

You may change Owners of the Contract at any time by Authorized Request. A change of Contract Owner will automatically revoke any prior designation of Contract Owner. The change will become effective as of the date the Authorized Request is signed. We will not be liable for any payment made or action taken before the change is recorded.

JOINT OWNER: A Contract may be owned by Joint Owners. If Joint Owners are named, any Joint Owner must be the spouse of the other Contract Owner. Upon the death of either Contract Owner, the surviving spouse will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated in an Authorized Request.

ANNUITANT: The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by you subject to our underwriting rules then in effect. The Annuitant may not be changed in a Contract which is owned by a non-individual.

ASSINGNMENT OF A CONTRACT: An Authorized Request specifying the terms of an assignment of a Contract must be provided to the Valuemark Service Center. We will not be liable for any payment made or action taken before we record the assignment.

We will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with our consent.

If the Contract is assigned, your rights may only be exercised with the consent of the assignee of record.




                           ANNUITY PROVISIONS

GENERAL: On the Income Date, the Adjusted Contract Value will be applied under the Annuity Option you have selected. You may elect to have the Adjusted Contract Value applied to provide a Fixed Annuity, a Variable Annuity or a
combination Fixed  and  Variable  Annuity.   If a combination is elected, you
must specify what part of the Adjusted Contract Value is to be applied to the Fixed and Variable Annuity Options.

INCOME DATE:    You select an Income Date at the time of issue.  The Income
Date must always be the first day of a calendar month. The earliest Income Date you can select is two years after the Issue Date. The latest Income Date you can select is the later of the first day of the first calendar month following the Annuitant's 85th birthday or 10 years from the Issue Date, or
the maximum date permitted  under  state  law.   You may, at any time prior
to the Income Date, change the Income Date by Authorized Request 30 days in advance.

SELECTION OF AN OF AN ANNUITY OPTION: You can select an Annuity Option by Authorized Request. If no Annuity Option is selected, Option 2, with 120 Monthly Payments Guaranteed, will automatically be applied. You may, at any time prior to the Income Date, by Authorized Request 30 days in advance, select and/or change the Annuity Option.

ANNUITY OPTIONS: This Contract provides for Annuity Payments under one of the Annuity Options described below. Any other Annuity Option acceptable to us may be selected.

OPTION 1 - LIFE ANNUITY. We will make monthly Annuity Payments during the life of the Annuitant and ceasing with the last Annuity Payment due prior to the Annuitant's death.

OPTION 2 - LIFE ANNUITY WITH 60, 120, 180 OR 240 MONTHLY ANNUITY PAYMENTS GUARANTEED. We will make monthly Annuity Payments during the life of the Annuitant with a guarantee that if at the Annuitant's death there have been less than 60, 120, 180 or 240 monthly Annuity Payments made as selected, monthly Annuity Payments will continue for the remainder of the guaranteed period. You may elect to have the present value of the guaranteed monthly Annuity Payments remaining, as of the date notice of the Annuitant's death is received at the Valuemark Service Center, commuted at the Assumed Investment Return selected for a Variable Annuity or for a Fixed Annuity the Statutory Calendar Year Interest Rate based on the NAIC Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date. We will require the return of this Contract and proof of death prior to the payment of any commuted values.

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Upon the death of the Annuitant, if the Joint Annuitant is then living, Annuity Payments will continue to be paid during the remaining lifetime of the Joint Annuitant at a level of 100%, 75% or 50% of the previous level, selected. Monthly Annuity Payments cease with the final Annuity Payment due prior to the last survivor's death.

OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH 120 OR 240 MONTHLY ANNUITY PAYMENTS GUARANTEED. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Monthly Annuity Payments will continue to be paid during the remaining lifetime of the Joint Annuitant at 100% of the previous level, as selected. If at the last death of the Annuitant and the Joint Annuitant, there have been less than 120 or 240 monthly Annuity Payments made as selected, monthly Annuity Payments will continue to be made for the remainder of the guaranteed period. You or your designated payee may elect to have the present value of the guaranteed monthly Annuity Payments remaining, as of the date notice of the Annuitant's death is received by us, commuted at the Assumed Investment Return selected for a Variable Annuity or for a Fixed Annuity the Statutory Calendar Year Interest Rate based on the NAIC Standard Valuation Law for Single Premium Immediate Annuities corresponding to the Income Date. We will require the return of this Contract and proof of death prior to the payment of any commuted values.

OPTION 5 - REFUND LIFE ANNUITY. We will make monthly Annuity Payments during the lifetime of the Annuitant ceasing with the last Annuity Payment due prior to the Annuitant's death with a guarantee that at the Annuitant's death, you will receive a refund. For a Fixed Annuity the amount of the refund will be any excess of the amount of the Adjusted Contract Value applied under this Option over the total of all Annuity Payments made under this Option. For a Variable Annuity the amount of the refund will be the then dollar value of the number of Annuity Units equal to (1) the Adjusted Contract Value applied to this Option divided by the Annuity Unit value used to determine the first Annuity Payment, minus (2) the product of the number of the Annuity Units represented by each monthly Annuity Payment and the number of payments made. This calculation will be based upon the assumption that the allocation of Annuity Units actually in-force at the time of the Annuitant's death had been the allocation of Annuity Units at issue and at all times thereafter. If the refund calculated above is not greater than zero there will be no refund paid.

ANNUITY: If you select a Fixed Annuity, the Adjusted Contract Value is allocated to the General Account and the Annuity is paid as a Fixed Annuity. If you select a Variable Annuity, the Adjusted Contract Value will be allocated to the Funds of the Variable Account in accordance with your selection, and the Annuity will be paid as a Variable Annuity. Unless you designate another payee, you will be the payee of the Annuity Payments.
The Adjusted Contract Value will be applied to the applicable Annuity Table contained in this Contract based upon the Annuity Option you have selected. We may offer more favorable rates than those guaranteed here at the time your first annuity payment is calculated. Where permitted, Annuity Payments will depend on the Age and sex of the Annuitant.

FIXED ANNUITY:  You may elect to have the Adjusted Contract Value applied
to provide a  Fixed  Annuity.    The dollar amount of each Fixed Annuity
Payment shall be determined in accordance with Annuity Tables contained in this Contract which are based on the minimum guaranteed interest rate of 2 1/2% per year.


                                Guaranteed Monthly Payment Per $1,000 of Proceeds
                                                Fixed Payouts

                        Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2
                          5 Yr    5 Yr   10 Yr   10 Yr   15 Yr   15 Yr   20 Yr   20 Yr
        Opt 1   Opt 1   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Opt 5   Opt 5
Age*      M       F       M       F       M       F       M       F       M       F       M       F
______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______
30        2.84    2.71    2.84    2.71    2.84    2.71    2.84    2.71    2.83    2.71    2.82    2.71
31        2.87    2.74    2.87    2.73    2.87    2.73    2.84    2.73    2.86    2.73    2.84    2.73
32        2.90    2.76    2.90    2.76    2.89    2.76    2.86    2.75    2.88    2.75    2.87    2.75
33        2.92    2.78    2.92    2.78    2.92    2.78    2.89    2.78    2.91    2.77    2.89    2.77
34        2.95    2.80    2.95    2.80    2.95    2.80    2.92    2.80    2.94    2.80    2.92    2.79
35        2.98    2.83    2.98    2.83    2.98    2.83    2.95    2.82    2.97    2.82    2.95    2.81
36        3.02    2.85    3.02    2.85    3.01    2.85    2.98    2.85    3.00    2.85    2.98    2.84
37        3.05    2.88    3.05    2.88    3.05    2.88    3.01    2.88    3.03    2.87    3.01    2.86
38        3.09    2.91    3.09    2.91    3.08    2.91    3.04    2.91    3.06    2.90    3.04    2.89
39        3.12    2.94    3.12    2.94    3.12    2.94    3.08    2.93    3.10    2.93    3.07    2.92
40        3.16    2.97    3.16    2.97    3.16    2.97    3.11    2.96    3.13    2.96    3.10    2.95
41        3.20    3.00    3.20    3.00    3.20    3.00    3.15    3.00    3.17    2.99    3.14    2.97
42        3.25    3.04    3.24    3.04    3.24    3.03    3.19    3.03    3.21    3.02    3.17    3.01
43        3.29    3.07    3.29    3.07    3.28    3.07    3.23    3.06    3.25    3.06    3.21    3.04
44        3.34    3.11    3.33    3.11    3.33    3.10    3.27    3.10    3.29    3.09    3.25    3.07
45        3.39    3.15    3.38    3.15    3.37    3.14    3.31    3.14    3.33    3.13    3.29    3.10
46        3.44    3.19    3.43    3.19    3.42    3.18    3.36    3.18    3.38    3.16    3.33    3.14
47        3.49    3.23    3.49    3.23    3.48    3.22    3.41    3.22    3.42    3.20    3.38    3.18
48        3.55    3.27    3.54    3.27    3.53    3.27    3.45    3.26    3.47    3.24    3.42    3.22
49        3.60    3.32    3.60    3.32    3.58    3.31    3.51    3.30    3.52    3.29    3.47    3.26
50        3.66    3.37    3.66    3.37    3.64    3.36    3.56    3.35    3.57    3.33    3.52    3.30
51        3.73    3.42    3.72    3.42    3.71    3.41    3.62    3.40    3.62    3.38    3.57    3.34
52        3.80    3.47    3.79    3.47    3.77    3.46    3.67    3.45    3.68    3.42    3.62    3.39
53        3.87    3.53    3.86    3.53    3.84    3.52    3.73    3.50    3.74    3.48    3.68    3.44
54        3.94    3.59    3.93    3.59    3.91    3.58    3.80    3.56    3.79    3.53    3.74    3.49
55        4.02    3.65    4.01    3.65    3.98    3.64    3.86    3.62    3.85    3.58    3.80    3.54
56        4.10    3.72    4.09    3.71    4.06    3.70    3.93    3.68    3.91    3.64    3.86    3.60
57        4.19    3.79    4.18    3.78    4.14    3.77    4.00    3.74    3.98    3.70    3.93    3.65
58        4.28    3.86    4.27    3.86    4.23    3.84    4.16    3.81    4.04    3.76    4.00    3.71
59        4.38    3.94    4.37    3.93    4.32    3.91    4.24    3.88    4.11    3.82    4.07    3.78
60        4.49    4.02    4.47    4.02    4.42    3.99    4.32    3.95    4.17    3.88    4.14    3.84
61        4.60    4.11    4.58    4.10    4.52    4.08    4.41    4.03    4.24    3.95    4.23    3.91
62        4.72    4.20    4.69    4.19    4.63    4.16    4.50    4.11    4.31    4.02    4.31    3.99
63        4.84    4.30    4.82    4.29    4.74    4.26    4.59    4.19    4.38    4.09    4.39    4.06
64        4.98    4.41    4.95    4.39    4.86    4.36    4.69    4.28    4.44    4.16    4.49    4.14
65        5.12    4.52    5.09    4.50    4.98    4.46    4.79    4.37    4.51    4.23    4.58    4.23
66        5.28    4.64    5.24    4.62    5.11    4.57    4.89    4.47    4.58    4.31    4.68    4.31
67        5.44    4.76    5.39    4.75    5.24    4.69    4.99    4.57    4.64    4.38    4.78    4.41
68        5.61    4.90    5.56    4.88    5.38    4.81    5.09    4.67    4.70    4.45    4.89    4.50
69        5.80    5.04    5.73    5.02    5.53    4.94    5.19    4.78    4.76    4.53    5.01    4.60
70        6.00    5.20    5.92    5.17    5.68    5.07    5.30    4.88    4.82    4.60    5.13    4.72
71        6.21    5.37    6.12    5.34    5.84    5.22    5.40    4.99    4.88    4.67    5.25    4.83
72        6.43    5.55    6.32    5.51    6.00    5.37    5.50    5.11    4.93    4.74    5.38    4.95
73        6.66    5.75    6.54    5.70    6.16    5.53    5.60    5.22    4.97    4.80    5.51    5.07
74        6.91    5.96    6.77    5.90    6.33    5.69    5.70    5.34    5.02    4.86    5.66    5.20
75        7.18    6.18    7.01    6.11    6.50    5.87    5.79    5.45    5.06    4.92    5.82    5.35
76        7.49    6.43    7.28    6.34    6.69    6.05    5.89    5.56    5.09    4.97    5.97    5.49
77        7.80    6.69    7.55    6.58    6.86    6.23    5.97    5.67    5.12    5.01    6.14    5.65
78        8.13    6.97    7.83    6.84    7.04    6.42    6.05    5.78    5.15    5.06    6.31    5.81
79        8.49    7.27    8.13    7.11    7.22    6.61    6.13    5.88    5.17    5.09    6.50    5.97
80        8.87    7.60    8.44    7.40    7.39    6.81    6.20    5.97    5.20    5.13    6.69    6.15
81        9.27    7.95    8.77    7.71    7.57    7.01    6.26    6.06    5.21    5.15    6.89    6.34
82        9.70    8.33    9.10    8.03    7.73    7.21    6.32    6.14    5.23    5.18    7.10    6.53
83       10.16    8.74    9.45    8.38    7.90    7.40    6.37    6.21    5.24    5.20    7.32    6.74
84       10.65    9.18    9.81    8.74    8.05    7.59    6.42    6.28    5.25    5.22    7.55    6.95
85       11.18    9.66   10.19    9.12    8.20    7.77    6.46    6.34    5.26    5.23    7.80    7.17

*Age equals age of annuitant nearest birthday when first payment is made



            Guaranteed Monthly Payment per $1,000 of Proceeds
                             Fixed Payout


                               Option 3

FemaleAge        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.15
50             2.69      2.89      3.14      3.36      3.52      3.61
60             2.70      2.94      3.26      3.65      4.03      4.30
70             2.71      2.96      3.32      3.86      4.56      5.27
80             2.71      2.97      3.35      3.96      4.94      6.32




                               Option 4
                           5 Years Minimum

FemaleAge        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.15
50             2.69      2.89      3.14      3.36      3.52      3.61
60             2.70      2.94      3.26      3.65      4.03      4.30
70             2.71      2.96      3.32      3.86      4.56      5.26
80             2.71      2.97      3.35      3.96      4.93      6.30




                               Option 4
                          10 Years Minimum

FemaleAge        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.14
50             2.69      2.89      3.14      3.36      3.52      3.60
60             2.70      2.94      3.26      3.65      4.03      4.29
70             2.71      2.96      3.32      3.86      4.55      5.22
80             2.71      2.96      3.35      3.95      4.90      6.13




                               Option 4
                           15 Years Minimum

FemaleAge        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.84
40             2.66      2.82      2.96      3.06      3.12      3.14
50             2.69      2.89      3.13      3.36      3.52      3.59
60             2.70      2.94      3.26      3.65      4.01      4.24
70             2.71      2.96      3.32      3.84      4.50      5.05
80             2.71      2.96      3.34      3.93      4.79      5.70




                               Option 4
                            20 Years Minimum

FemaleAge        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             2.61      2.70      2.77      2.81      2.83      2.83
40             2.66      2.82      2.96      3.06      3.11      3.13
50             2.69      2.89      3.13      3.35      3.50      3.56
60             2.70      2.94      3.25      3.63      3.97      4.14
70             2.71      2.95      3.31      3.81      4.38      4.74
80             2.71      2.96      3.33      3.87      4.57      5.06



VARIABLE ANNUITY: You may elect to have the Adjusted Contract Value applied to provide a Variable Annuity. Variable Annuity Payments reflect the investment performance of the Variable Account in accordance with the allocation of the Adjusted Contract Value to the Funds during the Annuity Period. Variable Annuity Payments are not guaranteed as to dollar amount.

On the Income Date a fixed number of Annuity Units will be purchased as follows:

The first Annuity Payment is equal to the Adjusted Contract Value, divided first by $1000 and then multiplied by the appropriate Annuity Payment amount for each $1000 of value for the Annuity Option selected. In each Fund the fixed number of Annuity Units is determined by dividing the amount of the initial Annuity Payment determined for each Fund by the Annuity Unit value on the Income Date. Thereafter, the number of Annuity Units in each Fund remains unchanged unless you elect to transfer between Funds. All calculations will appropriately reflect the Annuity Payment frequency selected.

On each subsequent Annuity Payment date, the total Annuity Payment is the sum of the Annuity Payments for each Fund. The Annuity Payment in each Fund is determined by multiplying the number of Annuity Units then allocated to such Fund by the Annuity Unit value for that Fund.

On each subsequent Valuation Date, the value of an Annuity Unit is determined in the following way:

First: The Net Investment Factor is determined as described under "Variable Account - Net Investment Factor" above.

Second: The value of an Annuity Unit for a Valuation Period is equal to:

     a.the value of the Annuity Unit for the immediately preceding Valuation
       Period;

     b.multiplied by the Net Investment Factor for the current Valuation
       Period;

     c.divided by the Assumed Net Investment Factor (see below) for the Valuation Period.

The Assumed Net Investment Factor is equal to one plus the Assumed Investment Return which is used in determining the basis for the purchase of an Annuity, adjusted to reflect the particular Valuation Period. The Assumed Investment Return that we will use is 5%. However, we may agree with you to use a different value.



                          Guaranteed Initial Monthly Payment Per $1,000 of Proceeds
                                   Variable Payouts Based on 5% AIR

                        Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2   Opt 2
                          5 Yr    5 Yr   10 Yr   10 Yr   15 Yr   15 Yr   20 Yr   20 Yr
        Opt 1   Opt 1   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Minim   Opt 5   Opt 5
Age*      M       F       M       F       M       F       M       F       M       F       M       F
______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______  ______
30        4.46    4.36    4.46    4.36    4.46    4.35    4.45    4.35    4.44    4.35    4.46    4.36
31        4.48    4.37    4.48    4.37    4.48    4.37    4.47    4.37    4.46    4.36    4.48    4.38
32        4.50    4.39    4.50    4.39    4.50    4.38    4.49    4.38    4.48    4.38    4.50    4.39
33        4.52    4.40    4.52    4.40    4.52    4.40    4.51    4.40    4.50    4.39    4.52    4.41
34        4.55    4.42    4.55    4.42    4.54    4.42    4.53    4.41    4.52    4.41    4.54    4.43
35        4.57    4.44    4.57    4.44    4.57    4.44    4.56    4.43    4.55    4.43    4.57    4.44
36        4.60    4.46    4.60    4.46    4.59    4.45    4.58    4.45    4.57    4.45    4.59    4.46
37        4.63    4.48    4.63    4.48    4.62    4.48    4.61    4.47    4.60    4.46    4.62    4.48
38        4.66    4.50    4.66    4.50    4.65    4.50    4.64    4.49    4.62    4.49    4.64    4.50
39        4.69    4.52    4.69    4.52    4.68    4.52    4.67    4.51    4.65    4.51    4.67    4.52
40        4.72    4.55    4.72    4.55    4.71    4.54    4.70    4.54    4.68    4.53    4.70    4.55
41        4.76    4.57    4.75    4.57    4.75    4.57    4.73    4.56    4.71    4.55    4.73    4.57
42        4.79    4.60    4.79    4.60    4.78    4.60    4.76    4.59    4.74    4.58    4.76    4.60
43        4.83    4.63    4.83    4.63    4.82    4.62    4.80    4.62    4.77    4.60    4.80    4.62
44        4.88    4.66    4.87    4.66    4.86    4.65    4.84    4.64    4.80    4.63    4.83    4.65
45        4.92    4.69    4.91    4.69    4.90    4.69    4.87    4.68    4.84    4.66    4.87    4.68
46        4.97    4.73    4.96    4.73    4.94    4.72    4.91    4.71    4.88    4.69    4.91    4.71
47        5.01    4.76    5.01    4.76    4.99    4.75    4.96    4.74    4.92    4.72    4.95    4.75
48        5.06    4.80    5.06    4.80    5.04    4.79    5.00    4.78    4.96    4.76    4.99    4.78
49        5.12    4.84    5.11    4.84    5.09    4.83    5.05    4.81    5.00    4.79    5.04    4.82
50        5.17    4.88    5.16    4.88    5.14    4.87    5.10    4.85    5.04    4.83    5.08    4.85
51        5.23    4.93    5.22    4.93    5.19    4.91    5.15    4.89    5.09    4.87    5.13    4.89
52        5.30    4.98    5.28    4.97    5.25    4.96    5.20    4.94    5.13    4.91    5.19    4.94
53        5.36    5.03    5.35    5.02    5.31    5.01    5.26    4.98    5.18    4.95    5.24    4.98
54        5.43    5.08    5.42    5.08    5.38    5.06    5.32    5.03    5.23    4.99    5.30    5.03
55        5.51    5.14    5.49    5.13    5.45    5.11    5.38    5.08    5.28    5.04    5.37    5.08
56        5.58    5.20    5.57    5.19    5.52    5.17    5.44    5.14    5.33    5.09    5.43    5.13
57        5.67    5.26    5.65    5.26    5.60    5.23    5.51    5.19    5.39    5.14    5.50    5.19
58        5.76    5.33    5.74    5.32    5.68    5.30    5.58    5.25    5.44    5.19    5.57    5.25
59        5.85    5.41    5.83    5.40    5.76    5.37    5.65    5.32    5.50    5.24    5.65    5.31
60        5.95    5.48    5.93    5.47    5.85    5.44    5.73    5.38    5.56    5.30    5.73    5.38
61        6.06    5.57    6.03    5.55    5.95    5.52    5.81    5.45    5.62    5.36    5.81    5.45
62        6.18    5.65    6.15    5.64    6.05    5.60    5.89    5.52    5.67    5.42    5.90    5.52
63        6.30    5.75    6.27    5.73    6.16    5.68    5.97    5.60    5.73    5.48    6.00    5.60
64        6.44    5.85    6.40    5.83    6.27    5.78    6.06    5.68    5.79    5.54    6.10    5.69
65        6.58    5.96    6.53    5.94    6.38    5.87    6.15    5.76    5.85    5.60    6.20    5.77
66        6.74    6.07    6.68    6.05    6.51    5.98    6.24    5.85    5.91    5.67    6.31    5.87
67        6.90    6.20    6.83    6.17    6.63    6.09    6.33    5.94    5.96    5.73    6.43    5.97
68        7.08    6.33    7.00    6.30    6.77    6.20    6.42    6.03    6.02    5.80    6.55    6.07
69        7.27    6.47    7.17    6.44    6.91    6.32    6.52    6.13    6.07    5.86    6.67    6.18
70        7.46    6.63    7.35    6.59    7.05    6.45    6.61    6.23    6.12    5.92    6.81    6.30
71        7.68    6.80    7.55    6.75    7.20    6.59    6.70    6.33    6.17    5.98    6.95    6.43
72        7.90    6.98    7.75    6.92    7.35    6.74    6.79    6.43    6.21    6.04    7.10    6.56
73        8.14    7.18    7.97    7.11    7.50    6.89    6.88    6.54    6.25    6.10    7.26    6.70
74        8.39    7.39    8.19    7.30    7.66    7.05    6.97    6.64    6.29    6.15    7.42    6.85
75        8.66    7.62    8.43    7.52    7.82    7.21    7.06    6.74    6.32    6.20    7.60    7.01
76        8.99    7.87    8.70    7.74    8.00    7.38    7.14    6.85    6.35    6.24    7.78    7.18
77        9.30    8.13    8.97    7.98    8.16    7.56    7.22    6.94    6.38    6.28    7.97    7.35
78        9.64    8.42    9.25    8.24    8.33    7.74    7.29    7.04    6.40    6.32    8.18    7.54
79        9.99    8.72    9.54    8.51    8.49    7.92    7.36    7.13    6.42    6.35    8.39    7.74
80       10.38    9.06    9.84    8.80    8.65    8.11    7.42    7.21    6.44    6.38    8.61    7.95
81       10.79    9.41   10.16    9.10    8.82    8.29    7.48    7.29    6.46    6.41    8.85    8.17
82       11.23    9.80   10.49    9.43    8.97    8.48    7.53    7.36    6.47    6.43    9.09    8.40
83       11.69   10.22   10.83    9.77    9.12    8.66    7.58    7.43    6.48    6.45    9.36    8.65
84       12.19   10.68   11.19   10.13    9.27    8.83    7.62    7.49    6.49    6.46    9.63    8.91
85       12.73   11.17   11.55   10.50    9.41    9.00    7.66    7.54    6.50    6.47    9.92    9.17

*Age equals age of annuitant nearest birthday when first payment is made



         Guaranteed Initial Monthly Payment per $1,000 of Proceeds
                    Variable Payout Based on 5% AIR



                               Option 3

FemaleAge        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.70
50             4.32      4.47      4.65      4.84      4.99      5.09
60             4.34      4.51      4.76      5.09      5.44      5.72
70             4.35      4.53      4.82      5.29      5.93      6.63
80             4.35      4.54      4.86      5.40      6.31      7.65




                               Option 4
                            5 Years Minimum

FemaleAge        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.70
50             4.32      4.47      4.65      4.84      4.99      5.09
60             4.34      4.51      4.76      5.09      5.44      5.72
70             4.35      4.53      4.82      5.29      5.93      6.62
80             4.35      4.54      4.86      5.40      6.31      7.63




                              Option 4
                           10 Years Minimum

FemaleAge        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.69
50             4.32      4.47      4.65      4.84      4.99      5.09
60             4.34      4.50      4.76      5.09      5.43      5.70
70             4.35      4.53      4.82      5.28      5.91      6.56
80             4.35      4.54      4.86      5.39      6.26      7.43




                              Option 4
                           15 Years Minimum

FemaleAge        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.44      4.45
40             4.30      4.40      4.51      4.60      4.66      4.69
50             4.32      4.47      4.65      4.83      4.98      5.07
60             4.34      4.50      4.75      5.08      5.42      5.64
70             4.35      4.53      4.82      5.27      5.86      6.37
80             4.35      4.54      4.84      5.36      6.13      6.96




                             Option 4
                          20 Years Minimum

FemaleAge        30        40        50        60        70        80
Male  Age  ________  ________  ________  ________  ________  ________
30             4.26      4.33      4.38      4.41      4.43      4.44
40             4.30      4.40      4.51      4.60      4.65      4.67
50             4.32      4.46      4.64      4.83      4.97      5.03
60             4.34      4.50      4.75      5.06      5.36      5.52
70             4.34      4.52      4.80      5.23      5.72      6.04
80             4.35      4.53      4.82      5.29      5.89      6.32







                               GENERAL PROVISIONS

THE CONTRACT:    The  entire  Contract consists of this Contract, and any
attached application endorsements or riders. This Contract may be changed or altered only by our President or Secretary. Any change, modification or waiver must be made in writing.

NON-PARTICIPATING IN SURPLUS. This Contract does not share in any distribution of our profits or surplus.

INCONTESTABILITY:  We will not contest this Contract from its Issue Date.

MISSTATEMENT OF AGE OR SEX: We may require proof of Age of the Annuitant before making any life contingent Annuity Payment provided for by this Contract. If the Age or sex of the Annuitant has been misstated the amount payable will be the amount that the Contract Value would have provided at the true Age or sex.

Once Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment, and overpayments will be deducted from the future Annuity Payments until the total is repaid.

CONTRACT SETTLEMENT: This Contract must be returned to us upon any settlement. Prior to any settlement as a death claim, due proof of death must be submitted to us. Any paid-up annuity, cash surrender or death benefits that may be available are not less than the minimum benefits required by statute.

REPORTS: We will furnish you with a report showing the Contract Value at least once each calendar year. This report will be sent to your last known address.

TAXES: Any taxes paid to any governmental entity will be charged against the Contract Value. We will, in our sole discretion, determine when taxes have resulted from: the investment experience of the Variable Account; receipt by us of the Purchase Payment(s); or commencement of Annuity Payments. We may, at our discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We reserve the right to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any income taxes incurred by it as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient. The Company will deduct any withholding taxes required by applicable law.

EVIDENCE OF SURVIVAL: Where any benefits under this Contract are contingent upon the recipient being alive on a given date, we may require proof satisfactory to us that the condition has been met.

PROTECTION OF PROCEEDS: No Beneficiary may commute, encumber, alienate or assign any payments under this Contract before they are due. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payment thereof.

MODIFICATION OF CONTRACT: This Contract may not be modified by us without your consent except as may be required by applicable law.